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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-20925) of Pharmaceutical Product Development, Inc. and its subsidiaries of our report dated January 29, 2001 relating to the consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which appear in this Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
March 13, 2001